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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION VIA THE EDGAR SYSTEM ON MAY 7, 1999
                                                                Registration No. 333-
----------------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM S-8
                            Registration Statement
                                     under
                          The Securities Act of 1933

                             U.S. BIOSCIENCE, INC.
             ----------------------------------------------------
              (Exact name of issuer as specified in its charter)

           Delaware                                    23-2460100
 ------------------------------------     ------------------------------------
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

One Tower Bridge, 100 Front Street
West Conshohocken, Pennsylvania                    19428
----------------------------------------        -----------
(Address of principal executive offices)          Zip Code

            U.S. Bioscience, Inc. 1999 Incentive Compensation Plan
--------------------------------------------------------------------------------
                           (Full title of the Plan)

                                C. Boyd Clarke
                     President and Chief Executive Officer
                             U.S. Bioscience, Inc.
                      One Tower Bridge, 100 Front Street
                     West Conshohocken, Pennsylvania 19428
                   -----------------------------------------
                    (Name and address of agent for service)

                                (610) 832-0570
          ----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:

                            Howell Reeves, Esquire
                    Wolf, Block, Schorr and Solis-Cohen LLP
                        Twelfth Floor Packard Building
                       Philadelphia, Pennsylvania  19102
                                (215) 977-2234

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed    Proposed
                                       maximum      maximum
                          Amount       offering    aggregate    Amount of
Title of securities        to be      price per    offering    registration
to be registered        registered    share (1)      price         fee
---------------------  -------------  ----------  -----------  ------------

Common Stock, $.01      3,000,000(2)     $10.56   $31,680,000     $8,807.04
  par value
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1)under the Securities Act of 1933, based upon the average of the high and low reported prices of the Registrant's Common Stock on the American Stock Exchange of $10.56 per share on May 3, 1999.

(2) This Registration Statement covers: 3,000,000 shares of Common Stock which may be issued pursuant to the U.S. Bioscience, Inc. 1999 Incentive Compensation Plan. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
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

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.       Incorporation of Documents by Reference.
              ---------------------------------------

       The following documents filed by U.S. Bioscience, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          2. The description of the Registrant's shares of Common Stock, par value $.01 per share (the "Common Stock"), contained in the registration statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including Amendment No. 2 on Form 10/A filed May 3, 1996 and all other amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.       Description of Securities.
              -------------------------

       Not applicable.

Item 5.       Experts.
              -------

       Not applicable.

Item 6.       Indemnification of Directors and Officers.
              -----------------------------------------

       Article VII of the Registrant's By-Laws provides that the Board of Directors of the Registrant may indemnify any person, and take any action with respect to any matter, to the fullest extent contemplated by Section 145 of the General Corporation Law of the State of Delaware, except to the extent specifically restricted by the Registrant's Certificate of Incorporation.

       Under Section 145 of the General Corporation Law of the State of Delaware, as amended, the Registrant has the power to indemnify directors and officers under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Registrant if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provision.

       Article Six of the Registrant's Certificate of Incorporation provides indemnification to directors and officers of the Registrant against all expenses, liability and loss reasonably incurred as a result of such person's being a party to, or threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, to the fullest extent authorized by the General Corporation Law of the State of Delaware. Article Six further permits the Registrant to maintain insurance, at its expense, to protect itself and any such director or officer of the Registrant or another enterprise against any such expenses, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of the State of Delaware. The Registrant has purchased directors' and officers' liability insurance.

Item 7.       Exemption from Registration Claimed.
              ------------------------------------

       Not applicable.

Item 8.       Exhibits.
              --------

       The following Exhibits are filed as part of this Registration Statement:

       4 U.S. Bioscience, Inc. 1999 Incentive Compensation Plan (incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 1999)

       5       Opinion of Wolf, Block, Schorr and Solis-Cohen LLP

      23.1     Consent of Ernst & Young LLP

      23.2     Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in
               Exhibit 5)

      24       Power of Attorney (included on page 6 of this Registration
               Statement)

Item 9.       Undertakings.
              ------------

      The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (l)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13

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or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of West Conshohocken, Commonwealth of Pennsylvania on May 7, 1999.

                                       U.S. BIOSCIENCE, INC.


                                       By: /s/ Robert I. Kriebel
                                          -----------------------------
                                          Robert I. Kriebel
                                          Executive Vice President,
                                          Chief Financial Officer and
                                          Treasurer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Boyd Clarke, Robert I. Kriebel and Martha E. Manning and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be lawfully done in connection with any such filing, as fully as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature              Title                     Date
    ---------              -----                     ----

/s/ C. Boyd Clarke       President and Chief         May 7, 1999
-----------------------  Executive Officer and
C. Boyd Clarke           Director (Principal
                         Executive Officer)

    Signature              Title                     Date
    ---------              -----                     ----

/s/ Robert I. Kriebel    Executive Vice President,    May 7, 1999
-----------------------  Chief Financial Officer,
Robert I. Kriebel        Treasurer and Director
                         (Principal Financial Officer)


/s/ Paul Calabresi       Director                     May 7, 1999
-----------------------
Paul Calabresi

                        Director                      May __, 1999
-----------------------
Brian H. Dovey


/s/ Douglas J. MacMaster, Jr.  Director               May 7, 1999
-----------------------------
Douglas J. MacMaster, Jr.


/s/ Allen Misher, Ph.D. Director                      May 7, 1999
-----------------------
Allen Misher, Ph.D.


/s/ George H. Ohye      Director                      May 7, 1999
-----------------------
George H. Ohye


                        Director                      May __, 1999
-----------------------
Betsey Wright


/s/ Mark R. Bausinger   Vice President                May 7, 1999
----------------------- (Principal Accounting
Mark R. Bausinger       Officer)

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                             U.S. BIOSCIENCE, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                    EXHIBIT INDEX
                                    -------------
           Exhibit No.
           -----------


               4 U.S. Bioscience, Inc. 1999 Incentive Compensation Plan (incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 1999)

               5         Opinion of Wolf, Block, Schorr and Solis-Cohen LLP

              23.1       Consent of Ernst & Young LLP

              23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in Exhibit 5)

              24 Power of Attorney (included on page 6 of this Registration Statement)